EXHIBIT 99.1

                        JACK HENRY & ASSOCIATES, INC.

                            BLACKOUT PERIOD NOTICE


 To:    Directors, Executive Officers and General Managers
 From:  Kevin Williams, CFO
 Date:  February 24, 2006
 Re: NOTICE REGARDING 401(K) PLAN BLACKOUT PERIOD AND RESTRICTIONS ON ABILITY TO TRADE SHARES OF THE COMPANY'S SECURITIES

 This notice is to inform you of significant restrictions on your ability to trade any equity securities of Jack Henry & Associates, Inc. (the "Company") during an upcoming "blackout period" that will apply to the Company's 401(k) Profit Sharing Plan (the "401(k) Plan"). This special "blackout period" is imposed on top management of the Company by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction) and is in addition to the Company's blackout periods related to its earnings releases or for any other purposes.

 The 401(k) Plan blackout period is being imposed because of a conversion from unitized accounting in the Jack Henry Stock Fund under the 401(k) Plan to direct share accounting. The 401(k) Plan blackout period will begin at 3:00 p.m. Central Standard Time on Monday March 27, 2006 and will end sometime during the week of April 2, 2006 (the "401(k) Plan Blackout Period"). The Company will notify you directly when this 401(k) Plan Blackout Period ends. During the 401(k) Plan Blackout Period, participants in the 401(k) Plan will not be able to access their accounts to direct or diversify their investments, obtain a loan from the 401(k) Plan or obtain a distribution from the 401(k) Plan.

 In accordance with Company policy and Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, the Company's directors, executive officers and general managers are prohibited - during the 401(k) Plan Blackout Period - from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company.

 Please note the following:

  * "Equity securities" is defined broadly to include the Company's common stock, options, and other derivative securities.

  * Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

  * Among other things, these rules prohibit exercising options granted to you in connection with your employment by the Company or services as a director, selling shares of Company stock acquired pursuant to such options, selling shares of Company stock originally received as a restricted stock grant, or selling shares to cover withholding taxes upon the vesting of restricted stock or exercise of stock options.

 * Exemptions from these rules generally apply for purchases or sales under Rule 10b5-1 plans, dividend reinvestment plans, sales required by law, and certain other "automatic" transactions.

 These rules apply in addition to the trading restrictions under the Company's insider trading policy. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties. Because of the complexity of these rules and the severity of the penalties and other remedies, please contact me or Rob Schendel in the Legal Department before engaging in any transaction involving the Company's equity securities during the 401(k) Plan Blackout Period or if you have any questions about the 401(k) Plan Blackout Period or the information contained in this notice.

 The Company has designated the following persons to respond to inquiries about the 401(k) Plan Blackout Period:

 Kevin Williams, CFO                     Rob Schendel, General Counsel
 Jack Henry & Associates, Inc.           Jack Henry & Associates, Inc.
 663 Highway 60                          10910 W. 87th St.
 Monett, MO  65708                       Lenexa, KS  66214
 (417) 235-6652                          (913) 341-3434